SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)             February 28, 2001
                                                  ----------------------------


                              Fritz Companies, Inc.
              (Exact name of registrant as spcified in its charter)



         Delaware                0-20548                         94-3083515
(State or other jurisdiction    (Commission File               (IRS Employer
      of incorporation)           Number)                   Identification No.)



706 Mission Street, Suite 900, San Francisco, California                 94103
(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code              (415) 904-8360



                                  Inapplicable
          (Former name or former address if changed since last report)

Exhibit Index located on page 5

Item 5.  Other Events

                  On Friday,  February 16, 2001,  FedEx  Corporation and
Federal Express Corporation (collectively "FedEx") filed an Amended Complaint seeking, in addition to the relief sought in its original complaint filed February 5, 2001, (see February 9, 2001, Press Release, "Fritz Announces Intent to Defend Lawsuit"), a temporary injunction and permanent injunction against Fritz Companies, Inc. ("Fritz," NASDAQ: FRTZ) from closing on the pending transaction with United Parcel Service ("UPS"). On Tuesday, February 20, 2001, after an evidentiary hearing, the Shelby County Tennessee Circuit Court denied FedEx's request for a temporary injunction enjoining the pending transaction with UPS. The Court has continued until March 7, 2001, the temporary restraining order entered February 5, 2001, prohibiting disclosure of confidential FedEx information or otherwise breaching certain provisions of the mutual non-disclosure agreement or customs brokerage service agreement. The Court has also directed Fritz to submit a plan to provide protections against improper disclosures. On February 19, 2001, UPS filed a separate complaint and request for declaratory relief in the Superior Court of Fulton County, Georgia naming Fritz and FedEx as parties, seeking a declaration that the merger agreement between UPS and Fritz does not require disclosure of FedEx trade secrets or a violation of other contractual rights and obligations among the parties.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Number   Exhibit

 99.1 Press Release dated February 28, 2001, regarding the claims brought by Federal Express Corporation and FedEx Corporation against Fritz Companies, Inc.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                FRITZ COMPANIES, INC.



                                By: /s/ Jan H. Raymond
                                -----------------------------------------------
                                Jan H. Raymond, Executive Vice President,
                                Secretary and General Counsel

Dated:  March 2, 2001

                                  EXHIBIT INDEX



Number   Exhibit

 99.1 Press Release dated February 28, 2001, regarding the claims brought by Federal Express Corporation and FedEx Corporation against
         Fritz Companies, Inc.

                                  EXHIBIT 99.1


[Fritz Companies, Inc. Logo]                                        NEWS RELEASE
 706 Mission Street, San Francisco, CA 94103, USA

              FRITZ ANNOUNCES COURT RULING ON TEMPORARY INJUNCTION

SAN FRANCISCO, Feb. 28 - On Friday, February 16, 2001, FedEx Corporation and Federal Express Corporation (collectively "FedEx") filed an Amended Complaint seeking, in addition to the relief sought in its original complaint filed February 5, 2001, (see February 9, 2001, Press Release, "Fritz Announces Intent to Defend Lawsuit"), a temporary injunction and permanent injunction against Fritz Companies, Inc. ("Fritz," NASDAQ: FRTZ) from closing on the pending transaction with United Parcel Service ("UPS"). On Tuesday, February 20, 2001, after an evidentiary hearing, the Shelby County Tennessee Circuit Court denied FedEx's request for a temporary injunction enjoining the pending transaction with UPS. The Court has continued until March 7, 2001, the temporary restraining order entered February 5, 2001, prohibiting disclosure of confidential FedEx information or otherwise breaching certain provisions of the mutual non-disclosure agreement or customs brokerage service agreement. The Court has also directed Fritz to submit a plan to provide protections against improper disclosures. On February 19, 2001, UPS filed a separate complaint and request for declaratory relief in the Superior Court of Fulton County, Georgia naming Fritz and FedEx as parties, seeking a declaration that the merger agreement between UPS and Fritz does not require disclosure of FedEx trade secrets or a violation of other contractual rights and obligations among the parties.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995:

In this press release, Fritz Companies makes forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the litigation described above. Also, when we use any of the words "believes", "expects", "anticipates" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the litigation described above.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the pending transaction, Fritz Companies and UPS will file a proxy statement/prospectus with the SEC. STOCKHOLDERS OF FRITZ COMPANIES ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Fritz Companies or UPS with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement/prospectus, once available, and other filings by Fritz Companies with the SEC may also be obtained by directing a request to Graeme Stewart, Fritz Investor Relations,
Telephone: (415) 538-0444.

Fritz Companies and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about such directors and executive officers, including information about their ownership of Fritz Companies stock, can be found in the Fritz Companies proxy statement, dated August 18, 2000, for its 2000 annual meeting of stockholders.

CONTACT: Graeme Stewart, Fritz Companies, Inc., Tel #: (415) 538-0444

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